STANDARD COMMERCIAL CORPORATION                                  EXHIBIT 21
SUBSIDIARIES AND AFFILIATES AT MARCH 31, 1996

                                                                                        State or Country
           Name of Company                                                              of Organization
                                                                                        North Carolina
           Standard Commercial Corporation

             W A Adams Company                                                          North Carolina
                General Processors Inc.                                                 North Carolina
                P.M.A. Tobaccos Inc.                                                    North Carolina
                The Tobacco Trading Corporation                                         Virginia
                Adams International Ltd.                                                Thailand
                Exportadora de Tobaco de Honduras S.A. de C.V.                          Honduras

             Carolina Home Center Inc.                                                  North Carolina

             Jas. I. Miller Tobacco Company Inc.                                        North Carolina

             Standard Commercial Tobacco Co. Inc.                                       North Carolina
                Carolina Trading Corporation                                            North Carolina
                CRES Tobacco Company Inc                                                North Carolina
                Jas. I. Miller Tobacco Co. Ltd.                                         Jamaica

             Standard Commercial Services Inc.                                          North Carolina

             Spierer Freres & Cie S.A.                                                  Switzerland
                Exelka S.A.                                                             Greece
                  Translanta S.A.                                                       Greece
                Eryka International S.A.                                                Liechtenstein
                Spierer Tutun Ihracat Sanayi Ticaret A.S.                               Turkey
                Hermes Tutun Ihracat A.S.                                               Turkey

             Standard Commercial Tobacco Company of Canada Ltd.                         Canada
                  British Leaf Tobacco Company of Canada Ltd.                           Canada

             Standard Commercial Tobacco Company (UK) Ltd.                              United Kingdom

                Andrew Chalmers (India) Ltd.                                            United Kingdom

                N.G. Fleming Ltd.                                                       United Kingdom

                Saloman Bros. Tobacco Company Ltd.                                      United Kingdom
                  Leoni & Dent Ltd.                                                     United Kingdom
                  P.L. Leverson Ltd.                                                    United Kingdom

                Siemssen Threshie (Jamaica) Ltd.                                        Jamaica

                Siemssen Threshie (Malawi) Ltd.                                         Malawi

                Stancom Tobacco Company (Malawi) Ltd.                                   Malawi
                  Tobacco Processors (Malawi) Ltd.                                      Malawi
                  Limbe Properties Limited                                              Malawi

                Standard Commercial Tobacco Co. (Overseas) Ltd.                         United Kingdom

                Tobacco Processors (Lilongwe) Ltd.                                      Malawi

                Stancom Zambia (Pvt) Ltd                                                Zambia

                Standard Wool (UK) Ltd.                                                 United Kingdom
                  Jacomb Hoare (Bradford) Ltd.                                          United Kingdom
                  Thomas Chadwick & Sons Ltd.                                           United Kingdom
                  Standard Wool Chile S.A.                                              Chile

             Standard Commercial Tobacco Services (UK) Ltd.                             United Kingdom

STANDARD COMMERCIAL CORPORATION                                  EXHIBIT 21
SUBSIDIARIES AND AFFILIATES AT MARCH 31, 1996

                                                                                        State or Country
           Name of Company                                                               of Organization
           Standard Commercial Corporation (continued)                                  North Carolina

             Standard Wool Inc.                                                         Delaware
                Standard Wool France S.A.                                               France
                  Peignage de la Tossee S.A.                                            France
                  Eusebe Carpentier S.A.                                                France
                Advhus Gestion Societe Civile                                           France
                Dotra B.V.                                                              Netherlands
                  Tentler & Co. B.V.                                                    Netherlands
                F Whitley (NZ) Limited                                                  New Zealand
                  De Spa & Co Ltd.                                                      New Zealand
                  Industex Ltd.                                                         New Zealand
                S H Allen & Sons (Pty) Ltd.                                             Australia

             Trans-Continental Leaf Tobacco Corporation                                 Leichtenstein

                AOZT Transcontinental Leaf Tobacco Corporation                          Russia
                Eryka Mediterranee S.A.R.L.                                             Greece

                Esaltab (Zimbabwe) (Pvt.) Ltd                                           Zimbabwe

                Inter-Rural Development Corporation Ltd.                                Liechtenstein
                  Trans-Continental Farming Ltd.                                        Canada

                Siam Tobacco Export Corporation Ltd.                                    Thailand

                Stancom Tobacco (Private) Ltd                                           Zimbabwe
                  Combined Tobacco Buyers (Private) Ltd                                 Zimbabwe
                  Tobacco Development Company of Africa (Private) Ltd                   Zimbabwe
                  Tobacco Processors (Zimbabwe) (Private) Ltd                           Zimbabwe

                Standard Wool S.A.                                                      Panama
                  Standard Wool Deutschland GmbH                                        Germany
                     Lanimex Trading GmbH                                               Germany
                     Lohman & Company Wollhandel GmbH                                   Germany
                     Prolaine Wollhandels  GmbH                                         Germany
                Standard Wool South Africa (Pty) Ltd                                    South Africa
                Standard Wool Australia (Pty.) Ltd.                                     Australia
                  Hulme Wool Scouring Co. (1938) Pty. Ltd.                              Australia
                  Standard Wool Farming Pty. Ltd.                                       Australia
                  Mascot Wools Pty. Ltd.                                                Australia
                  Stawool Brokers Pty. Ltd.                                             Australia
                     Independent Wool Dumpers Pty. Ltd.                                 Australia
                Standard Wool Holdings S.A.                                             Argentina
                  Roca SACIF                                                            Argentina
                  Standard Wool Argentina                                               Argentina
                  Pole Fueguina S.A.                                                    Argentina

                Transcatab SpA                                                          Italy

                Trans-Continental Participacoes e Empreendimentos Ltda.                 Brazil

                Transhellenic Tobacco S.A.                                              Greece

                World Wide Tobacco Espana S.A.                                          Spain

             Transconti Srl                                                             Italy

             Werkhof GmbH                                                               Germany
                Bela Duty Free Import-Export GmbH                                       Germany
